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                                                                 EXHIBIT 23.1(b)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


As independent public accountants, we hereby consent to the use of our report dated March 3, 1998 on the financial statements of Second Management LLC for the year ended December 31, 1997 and to all references to our Firm included in or made a part of this Registration Statement of Tudor Fund for Employees L.P. filed on Form S-1 with the Securities and Exchange Commission.


                                Arthur Andersen LLP



New York, New York
May 12, 1998